UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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DRIL-QUIP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (3-99)

Dril-Quip, Inc. 13550 Hempstead Highway Houston, Texas 77040

March 28, 2005

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders to be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas on May 12, 2005 at 2:00 p.m. For those of you who cannot be present at this annual meeting, we urge that you participate by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience.

This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board of Directors and its committees and personal information about the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided.

On behalf of the Board of Directors, thank you for your continued support.

Larry E. Reimert

Co-Chairman of the Board

and Co-Chief Executive Officer

Gary D. Smith

Co-Chairman of the Board

and Co-Chief Executive Officer

J. Mike Walker

Co-Chairman of the Board

and Co-Chief Executive Officer

DRIL-QUIP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2005

To the Stockholders of

Dril-Quip, Inc.:

The annual meeting of stockholders of Dril-Quip, Inc. (the “Company”) will be held at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas, on Thursday, May 12, 2005 at 2:00 p.m., Houston time, for the following purposes:

1.	To elect two directors to serve for a three-year term.

2.	To approve the appointment of BDO Seidman, LLP as independent registered public accountants of the Company for 2005.

3.	To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

The Board of Directors has fixed March 22, 2005 as the record date for determining stockholders of the Company entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment.

You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

By Order of the Board of Directors

Gary D. Smith

Co-Chairman of the Board, Co-Chief Executive Officer and Secretary

March 28, 2005

13550 Hempstead Highway

Houston, Texas 77040

Dril-Quip, Inc.

13550 Hempstead Highway

Houston, Texas 77040

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Dril-Quip, Inc., a Delaware corporation (the “Company”), of proxies from the holders of the Company’s common stock, par value $.01 per share (“Common Stock”), for use at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date on which this Proxy Statement and the accompanying proxy will first be mailed to stockholders is March 28, 2005. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone or personal interview by regular employees of the Company. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as directors of the nominees listed herein, FOR approval of the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary at the Company’s executive offices a written instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person. The executive offices of the Company are located at 13550 Hempstead Highway, Houston, Texas 77040. For a period of ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at the Company’s executive offices.

RECORD DATE AND VOTING SECURITIES

As of the close of business on March 22, 2005, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding and entitled to vote 17,449,989 shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders.

The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. Proxies indicating stockholder abstentions and shares represented by “broker non-votes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock of the Company beneficially owned directly or indirectly as of March 18, 2005 by (i) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, director nominees and executive officers and (iii) all executive officers, director nominees and directors as a group.

	Amount of Beneficial Ownership
Name of Beneficial Owner(1)	Number of Shares	Percent of Stock
Larry E. Reimert (2)(3)	3,041,353	17.1%
Gary D. Smith (3)(4)	3,747,353	21.1%
J. Mike Walker (3)(5)	3,747,353	21.1%
Gary W. Loveless (6)	380,100	2.2%
Jerry M. Brooks (7)	37,500	*
Alexander P. Shukis	0	*
Gary L. Stone	2,000	*
John V. Lovoi (8)	0	*
All directors (current and nominated) and executive officers as a group (8 persons)	10,955,659	59.6%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019 (9)	1,207,600	7.0%

*	Less than 1%.
(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Except as included in this table, the address of each such person is 13550 Hempstead Highway, Houston, Texas 77040.
(2)	Includes 298,753 shares of Common Stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 18, 2005 and 2,742,145 shares of Common Stock held by Reimert Family Partners, Ltd., a limited partnership of which Mr. Reimert is the Managing General Partner, and with respect to which he exercises voting and investment power. Does not include 12,000 shares of Common Stock owned by Mr. Reimert’s spouse or the shares of Common Stock shown above as beneficially owned by Mr. Smith and Mr. Walker, as to which Mr. Reimert disclaims beneficial ownership.
(3)	Mr. Reimert and Reimert Family Partners, Ltd., Mr. Smith and Four Smith’s Company, Ltd., and Mr. Walker have entered into a stockholders agreement wherein each party has agreed to vote shares of Common Stock held by such party for election of one nominee to the Board of Directors proposed by each of (i) Larry E. Reimert and Reimert Family Partners, Ltd., (ii) Gary D. Smith and Four Smith’s Company, Ltd. and (iii) J. Mike Walker. The parties to the stockholders agreement may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any such group could be deemed to have beneficial ownership, for purposes of Section 13(d) and 13(g) of the Exchange Act, of all equity securities of the Company beneficially owned by such parties. Such parties would, as of March 18, 2005, be deemed to beneficially own an aggregate of 10,536,059 shares of Common Stock, or approximately 57% of the total number of shares of Common Stock outstanding.
(4)

Includes 298,753 shares of Common Stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 18, 2005 and 3,448,045 shares of Common Stock held by Four Smith’s Company, Ltd., a limited partnership of which Mr. Smith and his wife, Gloria Jean Smith, are the Managing General Partners, and with respect to which they exercise voting and investment power. Mrs. Smith may also be deemed to be the beneficial owner of such shares. Does not include the shares of Common Stock shown above as beneficially owned by Mr. Reimert and Mr. Walker, as to which Mr. Smith disclaims beneficial ownership.

(5)	Includes 298,753 shares of Common Stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 18, 2005. Does not include the shares of Common Stock shown above as beneficially owned by Mr. Reimert and Mr. Smith, as to which Mr. Walker disclaims beneficial ownership.
(6)	Includes 380,100 shares of Common Stock held by Loveless Enterprises, Ltd., a limited partnership of which Loveless Interests, L.L.C. is the Managing General Partner. Mr. Loveless is the sole manager of Loveless Interests, L.L.C., and exercises voting and investment power with respect to such shares.
(7)	Consists entirely of shares of Common Stock that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of March 18, 2005.
(8)	Mr. Lovoi is a director nominee and is not a current director of the Company.
(9)	Based on a Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2005.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes, Class I, Class II and Class III, with staggered terms of office, ending in 2007, 2005 and 2006, respectively. The term for each class expires on the date of the third annual stockholders’ meeting for the election of directors following the most recent election of directors for such class. Each director holds office until the next annual meeting of stockholders for the election of directors of his class and until his successor has been duly elected and qualified.

At the Annual Meeting, two Class II directors are to be elected to each serve a three-year term expiring on the date of the annual meeting of stockholders to be held in 2008 (or until his successor is duly elected and qualified). In accordance with the Company’s Bylaws, the affirmative vote of a plurality of the votes cast by holders of Common Stock entitled to vote in the election of directors at the Annual Meeting is required for the election of the nominee as director. Accordingly, although abstentions and broker non-votes are considered shares present at the meeting for the purpose of determining a quorum, they will have no effect on the election of directors. The Board of Directors has nominated Mr. J. Mike Walker and Mr. John V. Lovoi to serve as the Class II Directors. Mr. Walker is currently a director of the Company. Mr. Lovoi is not currently a director of the Company.

Current Class II director Gary W. Loveless has decided not to stand for re-election due to increasing demands on his time. Mr. Loveless’ decision not to stand for re-election was not as a result of any disagreement with the Company. Mr. Loveless’ term of office as a Class II director will expire on the date of the Annual Meeting, and he will no longer be a director after the Annual Meeting.

The Board of Directors has no reason to believe that the nominees for election as directors will not be candidates or will be unable to serve, but if for any reason either nominee is unavailable as a candidate or unable to serve when the election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of a substitute nominee selected by the Board of Directors. Management is currently unaware of any circumstances likely to render the nominees unavailable for election or unable to serve.

The Board of Directors recommends that you vote FOR the election of the nominees listed below. Properly dated and signed proxies will be so voted unless authority to vote in the election of directors is withheld.

Nominees for Class II Directors for Three-Year Terms to Expire in 2008

The following sets forth information concerning the nominees for election as directors at the Annual Meeting, including each nominee’s age as of March 18, 2005, position with the Company, and business experience during the past five years.

J. Mike Walker, age 61, is Co-Chairman of the Board and Co-Chief Executive Officer with principal responsibility for manufacturing, purchasing and facilities. He has been the Director—Manufacturing, Purchasing and Facilities, as well as a member of the Board of Directors, since the Company’s inception in 1981. Prior to that, he served as the Director of Engineering, Manager of Engineering and Manager of Research and Development with Vetco Offshore, Inc. Mr. Walker holds a BSME degree from Texas A&M University, an MSME degree from the University of Texas at Austin and a Ph.D. in mechanical engineering from Texas A&M University. Mr. Walker’s current term as a director of the Company expires at the 2005 annual meeting.

John V. Lovoi, age 44, is the Managing Partner of JVL Advisors LLC, a private energy investment company established in 2002. From January 2000 to August 2002, Mr. Lovoi was a Managing Director at Morgan Stanley

Incorporated, and during this period served as head of the firm’s Global Oil and Gas Research practice and then as head of the firm’s Global Oil and Gas Investment Banking practice. From 1995 to 2000, he was a leading oilfield services and equipment research analyst for Morgan Stanley. Prior to joining Morgan Stanley, he spent two years as a senior financial executive at Baker Hughes and four years as an energy investment banker with Credit Suisse First Boston. Mr. Lovoi also serves as a director of Cal Dive International, Inc., an energy services company, and KFX Inc., a clean energy technology company engaged in providing technology and service solutions to the power generation industry. Mr. Lovoi holds a bachelor of science in chemical engineering degree from Texas A&M University and an MBA degree from the University of Texas.

Information Concerning Class III and Class I Directors

The following sets forth information concerning the Class III and Class I directors of the Company whose present terms of office will expire at the 2006 and 2007 annual meetings of stockholders, respectively, including each director’s age as of March 18, 2005, position with the Company, if any, and business experience during the past five years.

Class III

Larry E. Reimert, age 57, is Co-Chairman of the Board and Co-Chief Executive Officer with principal responsibility for engineering, product development and finance. He has been the Director—Engineering, Product Development and Finance, as well as a member of the Board of Directors, since the Company’s inception in 1981. Prior to that, he worked for Vetco Offshore, Inc. in various capacities, including Vice President of Technical Operations, Vice President of Engineering and Manager of Engineering. Mr. Reimert holds a BSME degree from the University of Houston and an MBA degree from Pepperdine University. Mr. Reimert’s current term as a director of the Company expires at the 2006 annual meeting.

Gary D. Smith, age 62, is Co-Chairman of the Board and Co-Chief Executive Officer with principal responsibility for sales, service, training and administration. He has been the Director—Sales, Service, Training and Administration, as well as a member of the Board of Directors, since the Company’s inception in 1981. Prior to that, he worked for Vetco Offshore, Inc. in various capacities, including General Manager and Vice President of Sales and Services. Mr. Smith’s current term as a director of the Company expires at the 2006 annual meeting.

Class I

Alexander P. Shukis, age 60, has been a Class I director of the Company since February 2003. He is chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors. From July 2001 to the present, Mr. Shukis has been the Controller of Corporate Strategies, Inc., a merchant bank, and of Pro Squared, Inc., a software consulting company. From 1997 to July 2001, Mr. Shukis was self-employed, working as a business consultant. From 1995 to 1997, he was Chief Financial Officer and Director of Great Western Resources, Inc., an exploration and production company. He served as Vice President and Controller of Great Western Resources, Inc. from 1986 to 1995. Mr. Shukis holds a BBA in accounting from the University of Houston. Mr. Shukis’ current term as a director of the Company expires at the 2007 annual meeting.

Gary L. Stone, age 68, has been a Class I director of the Company since June 2001, and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. From January 1997 until his retirement in May 2000, he served as a Senior Vice President/First Vice President with Bank One, Texas, N.A. Mr. Stone’s current term as a director of the Company expires at the 2007 annual meeting.

Corporate Governance Matters

Controlled Company Determination

Pursuant to Rule 303A.00 of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”), a company of which more than 50% of the voting power is held by an individual or a group is a controlled company and need not comply with the requirements of Rules 303A.01, .04 and .05 of the NYSE Manual. These rules require, among other things:

•	a majority of independent directors on the Board of Directors;

•	a nominating/corporate governance committee with a written charter composed entirely of independent directors; and

•	a compensation committee with a written charter composed entirely of independent directors.

The Board of Directors has chosen to take advantage of the exemptions permitted by Rule 303A.00. The Board’s determination was based on the parties to the Stockholders Agreement, dated as of October 17, 1997, by and among Larry E. Reimert, Reimert Family Partners, Ltd., Gary D. Smith, Four Smith’s Company, Ltd., and J. Mike Walker, owning, collectively, more than 50% of the Common Stock. See “Security Ownership of Certain Beneficial Owners and Management” above.

Determinations of Director Independence

Under rules adopted by the New York Stock Exchange (the “NYSE”), no board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. In evaluating each director’s independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. In its determination of independence, the Board of Directors reviewed and considered all relationships and transactions between each director, his family members or any business, charity or other entity in which the director has an interest on the one hand, and the Company, its affiliates, or the Company’s senior management has an interest on the other. As a result of this review, the Board of Directors affirmatively determined that Messrs. Loveless, Lovoi, Shukis and Stone are independent from the Company and its management. In addition, the Board of Directors affirmatively determined that Messrs. Loveless, Lovoi, Shukis and Stone are independent under the additional standards for audit committee membership under rules of the SEC. The remaining directors, Messrs. Reimert, Smith and Walker, are members of the Company’s senior management.

As contemplated by the rules of the NYSE, the Dril-Quip, Inc. Corporate Governance Guidelines (the “Corporate Governance Guidelines”) set forth categorical standards to assist the Board of Directors in making independence determinations. Under the rules of the NYSE, immaterial relationships that fall within the guidelines are not required to be disclosed separately in this proxy statement. As set forth in the Corporate Governance Guidelines, a relationship falls within the categorical standard and is not required to be disclosed separately in the proxy statement if it:

•	is not a type of relationship that would preclude a determination of independence under Section 303A.02(b) of the NYSE Manual;

•	consists of charitable contributions by the Company to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last 3 years; or

•	is not a type of relationship that would require disclosure in the proxy statement under Item 404 of Regulation S-K of the SEC.

The relationships of Messrs. Loveless, Lovoi, Shukis and Stone were considered to fall within the categorical standards. You can access the Corporate Governance Guidelines on the Investors section of the Company’s website at www.dril-quip.com. Additionally, any stockholder who so requests may obtain a printed copy of the Corporate Governance Guidelines from the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.

Code of Business Conduct and Ethics

Pursuant to Rule 303A.10 of the NYSE Manual, the Company has adopted the Dril-Quip, Inc. Code of Business Conduct and Ethics (the “Code of Ethics”) for directors, officers and employees of the Company. The Code of Ethics also meets the requirements of a code of ethics under Item 406 of Regulation S-K. You can access the Code of Ethics on the Investors section of the Company’s website at www.dril-quip.com. Any stockholder who so requests may obtain a printed copy of any of the Code of Ethics from the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement. Changes in and waivers to the Code of Ethics for the Company’s directors, executive officers and certain senior financial officers will be posted on the Company’s Internet website within five business days and maintained for at least twelve months.

Committees of the Board of Directors

The Board of Directors has appointed two committees: the Audit Committee and the Compensation Committee. As a controlled company, the Board is not required to and does not have a standing nominating committee or other committee performing a similar function. As discussed below, all members of the Board participate in the consideration of director nominees.

The current members of the Audit Committee are Mr. Shukis, who serves as Chairman, Mr. Loveless and Mr. Stone. Subject to Mr. Lovoi’s election to the Board of Directors at the Annual Meting, he will replace Mr. Loveless on the Audit Committee. In addition, the Board of Directors has determined that Mr. Shukis is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

The Audit Committee charter contains a detailed description of the Audit Committee’s duties and responsibilities. It is available on the Investors section of the Company’s website at www.dril-quip.com. Additionally, any stockholder who so requests may obtain a printed copy of the charter from the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement. Under the revised charter, the Audit Committee has been appointed by the Board of Directors to assist the Board in overseeing (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s independence, qualifications and performance, and (iv) the performance of the Company’s internal audit function. The Audit Committee also has direct responsibility for the appointment, compensation and retention of the Company’s independent auditors.

The current members of the Compensation Committee are Mr. Loveless, who serves as Chairman, Mr. Shukis and Mr. Stone. Subject to Mr. Lovoi’s election to the Board of Directors at the Annual Meeting, he will replace Mr. Loveless on the Compensation Committee. A replacement Chairman will be determined by the Compensation Committee at its first meeting following the Annual Meeting. The Compensation Committee approves remuneration arrangements and compensation plans involving the Company’s executive officers, including any revisions to the employment agreements of the Co-Chief Executive Officers. The Compensation Committee recommends for approval by the Board the form and amount of director compensation. The Compensation Committee also acts on the granting awards to executive officers and other eligible employees under the Company’s incentive plan (except for formula grants pursuant to the employment agreements of the Co-Chief Executive Officers) and with respect to certain matters arising under each of the Co-Chief Executive Officers’ employment agreements.

Information Regarding Meetings

During 2004, the Board of Directors held six meetings. The members of the Audit Committee met seven times and the Compensation Committee met two times. During 2004, all directors attended at least 75% of the meetings of the Board of Directors and the Committees thereof during the periods that they served as members.

The Company expects, but does not require, its Board members to attend the Annual Meeting. Last year all of the Board members, except for Mr. Stone, attended the Annual Meeting.

Selection of Nominees for the Board of Directors

Identifying Candidates

The Board solicits ideas for potential Board candidates from a number of sources including members of the Board of Directors, executive officers of the Company, individuals personally known to the members of the Board of Directors, and research. In addition, the Board will consider candidates submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement. Although the Board does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Board will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Board. The Board did not receive any candidate submissions during 2004. The Board will consider all candidates identified through the processes described above and will evaluate each of them on the same basis.

In addition, the Bylaws of the Company permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Board. To nominate a director using this process, the stockholder must follow certain procedures required by the Bylaws which are described under “Additional Information—Advance Notice Required for Stockholder Nominations and Proposals” below.

Mr. Lovoi was recommended for nomination to the Board of Directors by the Company’s Co-Chief Executive Officers.

Evaluating Candidates

The members of the Board are responsible for assessing the skills and characteristics that candidates for election to the Board should possess, as well as the composition of the Board as a whole. This assessment will include the qualifications under applicable independence standards and other standards applicable to the Board and its committees, as well as consideration of skills and experience in the context of the needs of the Board. Each candidate must meet certain minimum qualifications, including:

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the nominee’s service on other public company boards; and

•	skills and expertise complementary to the existing Board members’ skills; in this regard, the Board of Directors will consider the Board’s need for operational, sales, management, financial, or other relevant expertise.

The Board may also consider the ability of the prospective candidate to work with the then-existing interpersonal dynamics of the Board of Directors and her or his ability to contribute to the collaborative culture among Board members.

Based on this initial evaluation, the Board will determine whether to interview the candidate, and if warranted, will recommend that one or more of its members and senior management, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the Board of Directors determines the nominees.

Executive Sessions of the Board of Directors and the Presiding Director

At each regularly scheduled Board meeting, the Company’s non-management directors will hold executive sessions at which the Company’s management is not in attendance. The director who presides at these sessions will be the chairman of the Company’s Audit Committee, currently Mr. Shukis.

Stockholder Communications

Stockholders and other interested parties may communicate directly with the Company’s independent directors by sending a written communication in an envelope addressed to “Board of Directors (Independent Members)” in care of the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.

Stockholders and other interested parties may communicate directly with the Company’s Board of Directors by sending a written communication in an envelope addressed to “Board of Directors” in care of the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.

Director Compensation

Each director who is not an employee of the Company receives an annual fee of $50,000, plus a fee of $1,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting. All directors are reimbursed for their out-of-pocket expenses and other expenses incurred in attending meetings of the Board or committees thereof and for other expenses incurred in their capacity as directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2004 all its directors and executive officers during 2004 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Mr. Loveless failed to file a Form 4 to report sales transactions on March 5 and March 8, 2004. On March 16, 2004, Mr. Loveless reported these transactions on a Form 4.

Executive Compensation

Summary Compensation Table.    The following table sets forth information regarding the compensation of each of the Company’s three Co-Chief Executive Officers and the other executive officer of the Company (together with the Co-Chief Executive Officers, the “named officers”) for services rendered in all capacities during, 2002, 2003 and 2004.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation(1)		Long-Term Compensation Awards	All Other Compensation(2)
Securities Underlying Options/SARs (shares)
		Salary	Bonus
Larry E. Reimert Co-Chairman of the Board and Co-Chief Executive Officer	2004 2003 2002	$461,731 449,662 433,308	$269,000 128,000 88,000	0 92,307 65,095	$4,100 4,000 4,000

Gary D. Smith Co-Chairman of the Board and Co-Chief Executive Officer	2004 2003 2002	$461,731 449,662 433,308	$269,000 128,000 88,000	0 92,307 65,095	$4,100 4,000 4,000

J. Mike Walker Co-Chairman of the Board and Co-Chief Executive Officer	2004 2003 2002	$461,731 449,662 433,308	$269,000 128,000 88,000	0 92,307 65,095	$4,100 4,000 4,000

Jerry M. Brooks Chief Financial Officer	2004 2003 2002	$175,308 170,039 162,192	$50,000 15,000 12,500	0 5,000 5,000	$3,506 3,401 3,244

(1)	Excludes perquisites and other benefits because the aggregate amounts thereof do not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any named officer.
(2)	Amounts shown under All Other Compensation consist of amounts contributed or accrued under the Company’s 401(k) Plan.

Option Grants.    In 2004, the Company did not grant options to purchase shares of Common Stock to any executive officer or other employee of the Company. On October 28, 2004 the Company entered into letter agreements with each of Messrs. Reimert, Smith and Walker pursuant to which Messrs. Reimert, Smith and Walker waived their rights to receive stock option awards in 2004 under their respective employment agreements.

Option Exercises and 2004 Year-End Option Values.    The following table sets forth certain information with respect to unexercised options to purchase Common Stock held by the named officers at December 31, 2004. None of the named officers exercised options in 2004.

Year-End 2004 Option Values

	Number of Securities Underlying Unexercised Options Held at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Larry E. Reimert	298,753	119,694	$975,608.64	$875,487.73
Gary D. Smith	298,753	119,694	975,608.64	875,487.73
J. Mike Walker	298,753	119,694	975,608.64	875,487.73
Jerry M. Brooks	37,500	7,500	74,487.50	51,862.50

(1)	The excess, if any, of the closing price on the NYSE of Common Stock at December 31, 2004 ($24.26) over the option exercise price.

Employment Agreements

The Company has entered into employment agreements with each of Messrs. Reimert, Smith and Walker. The following summary of these agreements does not purport to be complete and is qualified by reference to them. The Company has filed the form of these agreements with the SEC. A copy of the form of these agreements may be obtained from the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.

Each of these agreements provides for an annual base salary, as well as an annual performance bonus for each 12-month period ending on September 30 equal to up to 120% of the executive’s annual base salary, with the precise amount of the bonus determined based on specific Company performance goals. The performance goals, which are equally weighted, are based on (i) the Company’s annual earnings before interest and taxes (“EBIT”) measured against the Company’s annual budget or plan, and (ii) the Company’s annual return on capital (defined as EBIT divided by total assets less current liabilities) compared to a peer group of companies. In addition, each agreement provides that the employee will receive an annual grant of a number of options under the Company’s incentive plan equal to the employee’s base salary multiplied by three and divided by the market price of the Common Stock on the grant date. Each agreement provides that the employee’s compensation, including his annual base salary, annual performance bonus and annual grant of options, shall be reviewed at least annually by the Compensation Committee and shall be subject to increase at any time and from time to time on a basis determined by the Compensation Committee, in the exercise of its sole discretion. Each agreement also entitles the employee to participate in all of the Company’s incentive, savings, retirement and welfare benefit plans in which other executive officers of the Company participate. Each agreement requires the Company to maintain a flexible perquisites spending account in the amount of $25,000 each year for use in paying for membership dues, costs associated with purchasing or leasing an automobile, financial counseling, tax return preparation and mobile phones. The Company is required to pay the unused and remaining balances of such accounts annually to Messrs. Reimert, Smith and Walker.

On October 27, 2004, each of the employment agreements had a remaining term of four years. The term of each of the employment agreements is automatically extended for one year on October 27 of every year, such that the remaining term of each agreement will never be less than three years. Each agreement is subject to the right of the Company and the employee to terminate the employee’s employment at any time. Each agreement provides that, upon termination of employment because of death or disability, or if employment is terminated by the Company for any reason (except under certain limited circumstances defined as “for cause” in the agreement), or if employment is terminated by the employee subsequent to a change of control (as defined) or with good reason (as defined), the employee will generally be entitled to (i) a lump sum cash payment equal to the employee’s base salary through the date of termination, together with any deferred compensation previously awarded and any accrued vacation time, (ii) a lump sum cash payment equal to the annual base salary that would have been paid to the employee beginning on the date of termination and ending on the latest possible date of termination of the employment in accordance with the agreement, (iii) a lump sum cash payment equal to the annual bonus calculated in accordance with the agreement for the remaining employment period (assuming for such purpose that the annual bonus payable for each applicable period during the remaining employment period would equal the highest annual bonus paid during the last three years prior to the date of termination), (iv) immediate vesting of any stock options or restricted stock previously granted to such employee and outstanding as of the time immediately prior to the date of his termination, or a cash payment in lieu thereof, and (v) continued participation in medical, dental and life insurance coverage until the employee receives equivalent coverage and benefits under other plans of a subsequent employer or the later of the death of the employee, the death of the employee’s spouse and the youngest child of the employee reaching age 21. The Company will also pay the employee any such amount as may be necessary to hold the employee harmless from the consequences of any resulting excise or other similar purpose tax relating to “parachute payments” under the Internal Revenue Code of 1986, as amended.

Each agreement also provides that, during the term of the agreement and after termination thereof, the employee shall not divulge any of the Company’s confidential information, knowledge or data. In addition, each agreement requires the employee to disclose and assign to the Company any and all conceptions and ideas for inventions, improvements and valuable discoveries made by the employee which pertain primarily to the material business activities of the Company. Each agreement also provides that, in the event that the agreement is terminated for cause or the employee voluntarily resigns (other than following a change of control or for good reason), for one year thereafter the employee will not within any country with respect to which he has devoted substantial attention to the material business interests of the Company, (i) accept employment or render services to a competitor of the Company or (ii) enter into or take part in business that would be competitive with the Company.

On October 28, 2004 the Company entered into letter agreements with each of Messrs. Reimert, Smith and Walker pursuant to which Messrs. Reimert, Smith and Walker waived their respective rights to receive stock options for the year 2004 under the employment agreements.

Certain Transactions

Registration Rights Agreement

The Company has entered into a registration rights agreement among the Company, Messrs. Reimert, Smith, Walker, and Loveless, Reimert Family Partners, Ltd., Four Smith’s Company, Ltd. and Loveless Enterprises, Ltd. (the “Registration Rights Agreement”). The Registration Rights Agreement provides for registration rights pursuant to which, upon the request of any of Messrs. Reimert, Smith and Walker (the “Requesting Holders”), the Company will file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the Common Stock subject to the agreement (“Registrable Securities”) held by such Requesting Holders and any other stockholders who are parties to the Registration Rights Agreement and who desire to sell Registrable Securities pursuant to such registration statement, subject to a maximum of two requests by each of Messrs. Reimert, Smith and Walker or their successors and assigns. In addition, subject to certain conditions and limitations, the Registration Rights Agreement provides that Messrs. Reimert, Smith, Walker and Loveless may participate in any registration by the Company (including any registration resulting from any exercise of a demand right under the Registration Rights Agreement) of any of its equity securities in an underwritten offering. The registration rights covered by the Registration Rights Agreement generally are transferable to transferees (whether by assignment or by death of the holder) of the Registrable Securities covered thereby. The Registration Rights Agreement generally terminates when all Registrable Securities (i) have been distributed to the public pursuant to a registration statement covering such securities that has been declared effective under the Securities Act, or (ii) may be distributed to the public in accordance with the provisions of Rule 144(k) (or any similar provision then in force) under the Securities Act.

Stockholders Agreement

Messrs. Reimert, Smith and Walker, Reimert Family Partners, Ltd. and Four Smith’s Company, Ltd. are parties to a stockholders agreement (the “Stockholders Agreement”) pursuant to which each party has agreed to vote the shares of Common Stock held by such party to elect to the Company’s Board of Directors one designee of Mr. Reimert and Reimert Family Partners, Ltd. (the “Reimert Stockholders”), one designee of Mr. Smith and Four Smith’s Company, Ltd. (the “Smith Stockholders”) and one designee of Mr. Walker. The rights under the Stockholders Agreement are transferable to any heir or legal representative of Messrs. Reimert, Smith or Walker who acquires Common Stock upon the death of such stockholder and who agrees to be bound by the provisions of such Agreement. In the event the Reimert Stockholders, collectively, the Smith Stockholders, collectively, or Mr. Walker (or their permitted transferees as described in the preceding sentence), own less than 10% of the total number of issued and outstanding shares of Common Stock of the Company, the rights and obligations of such person under the Stockholders Agreement are terminated.

Under the terms of the Stockholders Agreement, Mr. Walker has designated himself to the Company’s Board of Directors at the Annual Meeting.

Report of Compensation Committee on Executive Compensation

The Compensation Committee approves remuneration arrangements and compensation plans involving the Company’s directors and executive officers, including any revisions to the employment agreements of the Co-Chief Executive Officers. The Compensation Committee acts on the granting of awards to executive officers and other eligible employees under the Company’s incentive plan (except for formula grants pursuant to the employment agreements of the Co-Chief Executive Officers), and reviews annually and approves certain matters relating to each of the Co-Chief Executive Officer’s employment agreements, including the automatic extension of such agreements.

The Company’s policy is to provide executive compensation packages that attract and retain talented executive officers and deliver rewards for superior corporate performance. The Compensation Committee seeks to provide a balanced mix of cash and equity-based compensation that the Committee believes appropriate to align the short-and long-term interests of the Company’s executive officers with that of its shareholders. Achievement of short-term interests of the Company is rewarded through base salary and annual incentive compensation in the form of a cash bonus, while long-term interests are encouraged through long-term equity based compensation.

There are three basic components to the compensation of the Company’s executives: base pay; annual incentive compensation in the form of a cash bonus; and long-term equity-based compensation. Factors taken into account in determining compensation are the executive’s responsibilities, experience, leadership, potential future contributions and demonstrated individual performance.

In the past, long-term equity-based compensation was generally provided in the form of stock options, which are tied directly to stockholder return. Stock options align the interests of the Company’s executives with those of its stockholders by encouraging executives to enhance the value of the Company, and hence, the price of the Common Stock and each stockholder’s return. Long-term equity-based compensation is provided through the Company’s incentive plans. The objectives of the incentive plans are to (i) attract and retain key employees, (ii) encourage a sense of proprietorship of these persons in the Company and (iii) stimulate the active interest of these persons in the development and financial success of the Company. Awards to employees under the Company’s incentive plan may be made in the form of (i) stock options, (ii) rights to receive a payment, in cash or Common Stock, equal to the excess of the fair market value or other specified value of a number of shares of Common Stock on the date the right is exercised over a specified strike price, (iii) grants of restricted or unrestricted Common Stock or units denominated in Common Stock, (iv) grants denominated in cash and (v) grants denominated in cash, Common Stock or units denominated in Common Stock or any other property which are made subject to the attainment of one or more performance goals (“Performance Awards”). Performance

Awards may include more than one performance goal, and a performance goal may be based on one or more business criteria applicable to the grantee, the Company as a whole or one or more of the Company’s business units and may include one or more of the following: increased revenues, net income, stock price, market share, earnings per share, return on equity or assets, or decrease in costs.

In 2004, the Company granted no options to purchase shares of Common Stock or any other long-term equity based compensation to executive officers of the Company, in part due to the uncertainty surrounding the expensing of stock options. The Committee is currently reviewing how best to structure its long-term equity-based compensation. The Company may decide to grant new options or other long-term equity-based incentives to provide continuing incentive for future performance. In making the decision to grant additional options, the Compensation Committee would expect to consider factors such as the size of previous grants and the number of options held. In addition, the Compensation Committee may consider factors including the executive’s current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive’s service to the Company.

In 2004, Mr. Brooks received base salary of $175,308, which reflects an increase of $5,269 from 2003. For 2004, Mr. Brooks received a bonus of $50,000, based on the Company’s and his performance in 2004. Mr. Brooks’ base salary and bonus are determined by the Co-Chief Executive Officers and approved by the Compensation Committee.

Each of the Company’s Co-Chief Executive Officers is compensated pursuant to an employment agreement which was entered into prior to the closing of the Company’s initial public offering and therefore prior to the formation of the Compensation Committee. Such employment agreements were approved by the Board of Directors as a whole, at a time when the Company’s Board consisted of the Co-Chief Executive Officers and Mr. Loveless. See “—Employment Agreements” for a description of such agreements. Each of the agreements includes compensation in the form of base salary, annual bonus and annual option grants. The annual bonus and option grants payable pursuant to such agreements are determined by formulas that are tied to the Company’s performance and stockholder return.

In accordance with the employment agreements, the Compensation Committee reviews annually the amount of the base salary, annual bonus and annual option grants for each of the Co-Chief Executive Officers, and may increase (but not decrease) such amounts on a basis determined by the Compensation Committee in its sole discretion. In 2004, the Co-Chief Executive Officers received base salary of $461,731, which reflects an increase of $12,069 from 2003. This increase in base salary was the result of the Committee’s evaluation of the performance of the Co-Chief Executive Officers in relation to the achievement of the Company’s financial and non-financial goals.

Under the employment agreements, the amount of the executive’s annual bonus is determined by reference to (i) the Company’s performance (measured in terms of EBIT) compared to the Company’s annual budget and (ii) the Company’s annual return on capital compared to that of an industry peer group. In accordance with the employment agreements, at the beginning of 2004, the Compensation Committee approved the Company’s 2004 budget and the industry peer group for the purposes of calculating the bonuses for the 2004 bonus year for the Co-Chief Executive Officers. In calculating the bonuses for the 2004 bonus year, in accordance with the employment agreements, the Compensation Committee reviewed the Company’s EBIT and return on capital for the year ended December 31, 2004, as calculated by the Company’s independent registered public accountants, and calculated the return on capital for the Company’s peer group for the same period. The two performance factors were equally weighted as required by the employment agreements. For the 2004 bonus year, the Compensation Committee awarded a bonus of $269,000 to each Co-Chief Executive Officer.

In October 2004, each Co-Chief Executive Officer waived his right under his employment agreement to receive options to purchase shares of Common Stock of the Company in 2004. The employment agreements continue to provide that each Co-Chief Executive Officer shall receive an annual grant of options that is equal to the employee’s base salary multiplied by three and divided by the market price of the Common Stock on the grant date. Each of the Co-Chief Executive Officers is currently a significant stockholder of the Company, which provides effective long-term performance incentive tied directly to stockholder return. No decisions have been made to date by the Compensation Committee regarding the amendment, if any, of the employment agreements to compensate Messrs. Reimert, Smith and Walker for waiving their rights to receive options in 2004. This matter is under discussion with the Co-Chief Executive Officers and the Compensation Committee and will be resolved at a future date.

The Compensation Committee

Gary W. Loveless

Gary L. Stone

Alexander P. Shukis

Report of the Audit Committee

The Audit Committee has been appointed by the Board of Directors to assist the Board in overseeing (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s independence, qualifications and performance, and (iv) the performance of the Company’s internal audit function. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2004 with management and has discussed with BDO Seidman, LLP, the independent auditors and accountants for the Company, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, with respect to those audited financial statements.

The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has reviewed, evaluated and discussed with BDO Seidman, LLP its independence in connection with its audit of the Company’s most recent financial statements.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee

Gary W. Loveless

Alexander P. Shukis

Gary L. Stone

Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits (to $1 million annually per covered executive) the deductibility for federal income tax purposes of non-performance based compensation paid to a company’s chief executive officer and each of its other four most highly compensated executive officers.

Performance Graph

The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return on the Standard & Poor’s 500 Stock Index and the PHLX Oil Service Sector Index over the period from December 31, 1999 to December 31, 2004. The graph assumes that $100 was invested on December 31, 1999 in the Common Stock and in each of the other indices and the reinvestment of all dividends, if any.

PROPOSAL II

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP served as independent registered public accountants for the Company during 2003 and until its resignation on August 6, 2004. Ernst & Young LLP did not consult with the Audit Committee prior to its resignation, and, therefore, the Audit Committee did not recommend or approve the resignation of Ernst & Young LLP. In connection with its audit as of and for the years ended December 31, 2002 and December 31, 2003, the reports of independent certified public accountants issued by Ernst & Young LLP, dated February 28, 2003 and March 5, 2004, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the Company’s fiscal years ended December 31, 2002 and December 31, 2003 and subsequent interim period through June 30, 2004, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make a reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for the two most recent fiscal years.

The Audit Committee appointed, effective on September 24, 2004, BDO Seidman, LLP as the Company’s new independent registered public accountants for the fiscal year ending December 31, 2004.

During the Company’s two most recent fiscal years and the subsequent interim period through September 24, 2004, neither the Company nor anyone acting on its behalf consulted with BDO Seidman, LLP with respect to:

•	the application of accounting principles to a specified transaction, either completed or proposed;

•	the type of audit opinion that might be rendered on the Company’s financial statements; or

•	any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee has approved the appointment of BDO Seidman, LLP as independent registered public accountants to conduct an audit of the Company’s financial statements for the year 2005. This firm has acted as independent registered public accountants for the Company since September 24, 2004. The Board of Directors recommends the approval of BDO Seidman, LLP as independent registered public accountants to conduct an audit of the Company’s financial statements for the year 2005.

Fees

Aggregate fees for professional services rendered for the Company by its independent registered public accountants as of or for the years ended December 31, 2004 and 2003 were as follows:

		2004(1)	2004(2)	2003(2)
1.	Audit	$1,104,000	$127,396	$237,550
2.	Audit Related	0	0	0
3.	Tax	0	137,275	120,000
4.	All Other	0	108,770	0

	Total:	$1,104,000	$373,441	$357,550

(1)	Includes aggregate fees rendered for the Company by BDO Seidman, LLP.
(2)	Includes aggregate fees rendered for the Company by Ernst & Young LLP.

BDO Seidman, LLP Fees

BDO Seidman Audit fees for 2004 were for professional services rendered for the audits of the Company’s consolidated financial statements, the review of those financial statements included in the Company’s quarterly report on Forms 10-Q for the quarter ended September 30, 2004 and fees associated with Sarbanes-Oxley compliance. For 2004, fees associated with Sarbanes-Oxley compliance totaled $798,000.

Ernst & Young, LLP Fees

Ernst & Young Audit fees for 2004 and 2003 were for professional services rendered for the audits of the Company’s consolidated financial statements, the review of those financial statements included in the Company’s quarterly reports on Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2003 and March 31 and June 30, 2004 and fees associated with Sarbanes-Oxley compliance. For 2004, fees associated with Sarbanes-Oxley compliance totaled $83,596.

Tax fees billed during 2004 and 2003 were for services related to tax compliance, tax advice and expatriate tax services.

All Other fees billed during 2004 were for consulting services, including those related to international operations and an IRS audit.

The Audit Committee reviewed the non-audit services provided to the Company and determined that they did not impair the independence of Ernst & Young, LLP.

Representatives of BDO Seidman, LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

Audit Committee Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent auditor. Unless a service proposed to be provided by the independent auditor has been pre-approved by the Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent auditor is required to provide detailed back-up documentation concerning the specific services to be provided.

The Audit Committee may delegate pre-approval authority to one or more of its members, including to a subcommittee of the Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent auditor.

None of the services related to the Audit-Related Fees, Tax Fees or Other Fees described above were approved by the Audit Committee pursuant to de minimis exception to the pre-approval provisions set forth in applicable rules of the SEC.

The Board of Directors recommends that you vote FOR the approval of the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants. In accordance with the Company’s Bylaws, approval of the appointment of independent registered public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the proposal. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

Equity Compensation Plan Information

The table below sets forth the following information about the Common Stock that may be issued under the Company’s existing equity compensation plan as of December 31, 2004. The Company’s existing equity compensation plan has been approved by the stockholders of the Company.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by stockholders (1)	1,974,230	$21.0234	1,348,147
Equity compensation plans not approved by stockholders	—	—	—

Total	1,974,230	$21.0234	1,348,147

(1)	Consists of the 1997 Incentive Plan of Dril-Quip, Inc. and the 2004 Incentive Plan of Dril-Quip, Inc. No awards have been issued under the 2004 Incentive Plan and no further awards may be issued under the 1997 Incentive Plan.

OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

ADDITIONAL INFORMATION

Stockholder Proposals for 2006 Meeting

In order to be included in the Company’s proxy material for its annual meeting of stockholders in 2006, eligible proposals of stockholders intended to be presented at the annual meeting must be received by the Company on or before November 25, 2005 (directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement).

Advance Notice Required for Stockholder Nominations and Proposals

The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting to be held in 2006 if it is received by February 12, 2006. In the case of director nominations by stockholders, the Bylaws require that 90 days’ advance written notice be delivered to the Company’s Secretary at the Company’s executive offices and set forth for each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of capital stock of the Company beneficially owned by such person and (d) the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as of a director if elected. The stockholder giving the notice must also include the name and address, as they appear on the Company’s books, of such stockholder and the number of shares of each class of voting stock of the Company that are then beneficially owned by such stockholder.

In the case of other proposals by stockholders at an annual meeting, the Bylaws require that 90 days advance written notice be delivered to the Company’s Secretary at the Company’s executive offices and set forth (a) a description of each proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company’s stock that are beneficially owned by the stockholder on the date of such notice, (d) any financial interest of the stockholder in such proposal and (e) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting. A copy of the Bylaws of the Company setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.

In order for director nominations and stockholder proposals to have been properly submitted for presentation at this annual meeting, notice must have been received by the Company’s Secretary on or before February 14, 2004. The Company received no such notice and no stockholder director nominations or proposals will be presented at the annual meeting.

Annual Report

The Annual Report to Stockholders, which includes financial statements of the Company for the year ended December 31, 2004, has been mailed to all stockholders. The Annual Report is not a part of the proxy solicitation material.

By Order of the Board of Directors

Gary D. Smith

Co-Chairman of the Board, Co-Chief Executive Officer and Secretary

March 28, 2005

DRIL-QUIP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

May 12, 2005

The undersigned hereby appoints Gary D. Smith and Jerry M. Brooks, jointly and severally, as proxy holders, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Dril-Quip, Inc. (the “Company”) to be held on Thursday, May 12, 2005, at the Omni Houston Hotel Westside, 13210 Katy Freeway, Houston, Texas, at 2:00 p.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT COME BEFORE THE MEETING. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED BELOW AND FOR APPROVAL OF BDO SEIDMAN LLP AS THE THE COMPANY’S ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

See Reverse Side

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

DRIL-QUIP, INC.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. ELECTION OF DIRECTORS, NOMINEES:

01 J. Mike Walker

02 John V. Lovoi

2. Approval of the appointment of BDO Seidman LLP as the company’s independent public accountants for the fiscal year ending December 31, 2005

FOR AGAINST ABSTAIN

FOR all nominees listed (except as indicated below)

WITHHELD FOR ALL

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Dated:                                                             , 2005

(Signature)

(Signature)

(Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.)

Please sign, date and return the Proxy Card promptly, using the enclosed envelope.

FOLD AND DETACH HERE